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                                                                      EXHIBIT 15


May 10, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 2, 2001 on our review of interim financial information of Baxter International Inc. (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812,
33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019,
333-71553, 333-88257, 333-80403 and 333-48906), on Form S-3 (Nos. 33-5044, 33-
23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889, 333-38564 and 333-
54014) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327, 333-47927
and 333-36670).


Very truly yours,


PricewaterhouseCoopers LLP
Chicago, Illinois